Exhibit 23.1


             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement of PMC-Sierra, Inc. on Form S-8 of our report dated January 18, 2002 appearing in the Annual Report on Form 10-K of PMC-Sierra, Inc. for the year ended December 30, 2001.


/s/ DELOITTE & TOUCHE LLP
--------------------------

Vancouver, British Columbia
January 27, 2003